SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-RURAL CELLULAR CL A

                    GAMCO INVESTORS, INC.
                                 1/06/03            3,000-            1.1500
                                12/31/02            2,000-             .7900
                                12/31/02           15,200-             .7739
                                12/30/02              500-             .7800
                                12/30/02            4,600-             .7900
                                12/26/02           43,100-             .7405
                                12/24/02            6,000-             .9100
                                12/23/02            6,600-            1.0200
                                12/20/02            1,000-             .9500
                                12/19/02            1,900-             .9100
                                12/18/02            1,000-            1.0100
                                12/16/02            5,000-            1.4100
                     GABELLI FUNDS, LLC.
                         GABELLI GLOBAL MULTIMEDIA TRUST
                                12/26/02           12,200-             .8100


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.